Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

THIRD QUARTER AND NINE MONTH 2013 FINANCIAL RESULTS

AND PROVIDES HCV PIPELINE UPDATE

•	Enrollment initiated for a phase I/II clinical trial for IDX21437, a next-generation uridine nucleotide prodrug inhibitor for the treatment of hepatitis C virus infection (HCV)

•	Initiation planned for HELIX-2 combination study in collaboration with Janssen Pharmaceuticals, Inc. including pan-genotypic HCV NS5A inhibitor, samatasvir

•	Idenix to host conference call / webcast at 4:30 p.m. ET today

CAMBRIDGE, Mass., October 30, 2013 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the third quarter ended September 30, 2013.

HCV Pipeline Review

Nucleotide Inhibitor Program

•	IDX21437, a next-generation uridine nucleotide prodrug inhibitor, has received approval to enter clinical trials in Canada and Belgium. Idenix has initiated enrollment for the healthy volunteer portion of a phase I/II clinical trial. Extensive preclinical testing for IDX21437 demonstrated favorable antiviral activity across genotypes 1-6 and a safety profile which supported advancement into clinical trials.

•	Idenix is conducting additional preclinical work as requested by the United States Food and Drug Administration for IDX20963, a uridine nucleotide prodrug candidate.

Samatasvir (IDX719), NS5A Inhibitor Program

•	All patients (n=63) have completed enrollment in Part A of the phase II 12-week HELIX-1 clinical trial evaluating an all-oral, direct-acting antiviral (DAA) HCV combination regimen of samatasvir, Idenix’s once-daily pan-genotypic NS5A inhibitor, and simeprevir, a once-daily NS3/4A protease inhibitor jointly developed by Janssen R&D Ireland and Medivir AB, and ribavirin in treatment-naïve, non-cirrhotic, genotype 1b or 4 HCV-infected patients. SVR4 data for patients in Part A of the study are anticipated to be available in the fourth quarter of 2013. Part B of the ongoing HELIX-1 clinical trial includes exploratory cohorts which have been added to evaluate the safety and antiviral activity of a 25 mg dose of samatasvir in genotype 1b-infected patients and of a 100 mg dose of samatasvir in genotype 6-infected patients.

•	Idenix is planning to initiate a second 12-week phase II clinical trial in collaboration with Janssen Pharmaceuticals, Inc, HELIX-2, which will evaluate the 3-DAA combination of samatasvir, simeprevir and TMC647055, a once-daily NS5B non-nucleoside polymerase inhibitor boosted with low-dose ritonavir being developed by Janssen R&D Ireland, with and without ribavirin in genotype 1-infected patients who are either treatment-naïve or have previously relapsed after treatment with pegylated interferon and ribavirin.

“A key objective for our development teams has been to commence a clinical trial for our nucleotide prodrug program this year,” said Ron Renaud, Idenix’s President and Chief Executive Officer. “Based on the differentiated profile we’ve seen in our preclinical research, we believe IDX21437 has strong potential to be a key component of a fixed-dose all-oral pan-genotypic regimen, specifically in combination therapy with our NS5A inhibitor.”

Mr. Renaud continued, “We are also pleased with the progress of the phase II program for samatasvir. The ongoing HELIX-1 study is building the safety and antiviral efficacy profile for samatasvir as part of a 12-week all-oral treatment regimen and supporting future combination studies, including the 3-DAA HELIX-2 study, as well as the evaluation of a pan-genotypic combination with IDX21437 in 2014.”

Third Quarter and Nine Months Ended 2013 Financial Results

For the third quarter ended September 30, 2013, Idenix reported total revenues of less than $0.1 million, compared to total revenues of $32.3 million in the third quarter of 2012. The Company reported a net loss of $34.0 million, or $0.25 per basic and diluted share, for the third quarter ended September 30, 2013, compared to a net income of $4.3 million, or $0.03 per basic and diluted share for the third quarter ended September 30, 2012.

For the nine months ended September 30, 2013, Idenix reported total revenues of $1.0 million, compared to total revenues of $69.3 million for the nine months ended September 30, 2012. The Company reported a net loss of $93.6 million, or $0.70 per basic and diluted share, for the nine months ended September 30, 2013, compared to a net loss of $9.7 million, or $0.09 per basic and diluted share for the nine months ended September 30, 2012. The change in net loss was mainly due to additional revenue as a result of the recognition of $36.1 million of deferred revenue in the first quarter of 2012 related to the termination of the license agreement with ViiV Healthcare Company. Additionally, there were increases of $12.9 million in research and development expenses mainly due to the advancement of our drug candidates and $8.5 million in general and administrative expenses mainly due to patent interference and litigation costs.

2013 Financial Guidance

At September 30, 2013, Idenix’s cash and cash equivalents totaled $148.8 million. The Company continues to expect that its current cash and cash equivalents will be sufficient to sustain its operations through December 2014. This guidance assumes no milestone payments or license fees, no reimbursement for development programs and no financing activities.

CONFERENCE CALL AND WEBCAST INFORMATION

Idenix management will host a conference call at 4:30 p.m. ET today. To access the call, please dial (877) 640-9809 (U.S./Canada) or (914) 495-8528 (International) and enter passcode 90503423. A live webcast will be available through the Investor section of the Idenix website at www.idenix.com under “Events & Presentations”. The archived webcast will be available for two weeks following the call on the Idenix website.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of samatasvir or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving samatasvir, IDX20963, IDX21437 or our other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the Company’s expectations regarding the benefits of the restructuring of its collaboration with Novartis; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and the quarterly report on Form 10-Q for the quarter ended June 30, 2013, each as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Collaboration revenue – related party	$19	$32,253	$983	$33,268
Other revenue	—	—	—	36,068

Total revenues	19	32,253	983	69,336
Operating expenses (1):
Cost of revenues	15	509	715	2,302
Research and development	21,673	13,469	65,460	52,604
General and administrative	8,630	6,164	25,306	16,798
Restructuring charges	3,900	—	3,900	—
Intangible asset impairment	—	8,045	—	8,045

Total operating expenses	34,218	28,187	95,381	79,749

Income (loss) from operations	(34,199)	4,066	(94,398)	(10,413)
Other income, net	244	205	772	740

Income (loss) before income taxes	(33,955)	4,271	(93,626)	(9,673)
Income tax expense	—	—	(1)	(1)

Net income (loss)	$(33,955)	$4,271	$(93,627)	$(9,674)

Earnings (loss) per common share:
Basic	$(0.25)	$0.03	$(0.70)	$(0.09)

Diluted	$(0.25)	$0.03	$(0.70)	$(0.09)

Weighted average number of common shares outstanding:
Basic	133,969	124,770	133,962	113,671

Diluted	133,969	126,847	133,962	113,671

Comprehensive income (loss):
Net income (loss)	$(33,955)	$4,271	$(93,627)	$(9,674)
Changes in other comprehensive income:
Foreign currency translation adjustment	472	163	274	(89)

Comprehensive income (loss)	$(33,483)	$4,434	$(93,353)	$(9,763)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$387	$495	$1,382	$1,277
General and administrative	835	741	2,475	1,877

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$148,832	$230,826
Receivables from related party	1,657	1,195
Other current assets	5,878	5,771

Total current assets	156,367	237,792
Property and equipment, net	2,920	3,274
Receivables from related party, net of current portion	5,354	6,210
Other assets	3,593	3,589

Total assets	$168,234	$250,865

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$19,612	$15,064
Deferred revenue, related party	714	714
Other current liabilities	698	154

Total current liabilities	21,024	15,932
Other long-term obligations	11,460	11,785
Deferred revenue, related party, net of current portion	3,452	3,988

Total liabilities	35,936	31,705
Stockholders’ equity	132,298	219,160

Total liabilities and stockholders’ equity	$168,234	$250,865